EXHIBIT 99.4

LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

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
                                                                                                                  Twelve Months
                                                                                                                      Ended
                                                                       Quarters Ended


                                               2/28/01       11/30/00       8/31/00      5/31/00        2/29/00        2000
Income Statement
Net Revenues                                    $ 1,883        $ 1,698       $ 2,052      $ 1,755        $ 2,202       $ 7,707
Non-Interest Expenses:
  Compensation and Benefits                         960            806         1,067          912          1,145         3,931
  Nonpersonnel Expenses                             350            338           312          285            263         1,197
Net Income                                          387            399           457          378            541         1,775
Net Income Applicable to
   Common Stock                                     375            386           444          366            482         1,679
Earnings per Common Share
   Basic                                          $1.52          $1.60         $1.83        $1.49          $1.96         $6.89
   Diluted                                        $1.39          $1.46         $1.68        $1.39          $1.84         $6.38

Financial Ratios (%)
Return on Common Equity
     (annualized) (a)                              21.2           22.4          27.5         24.0           36.8          27.4
Return on Common Equity
   (annualized) (b)                                21.2           22.4          27.5         24.0           33.3          26.6

Pretax Operating Margin                            30.4           32.6          32.8         31.8           36.1          33.5
Compensation & Benefits/
   Net Revenues                                    51.0           47.5          52.0         52.0           52.0          51.0
Effective Tax Rate                                 30.0           25.5          30.0         29.7           30.1          29.0

Balance Sheet
Total Assets                                  $ 239,000      $ 224,720     $ 225,668    $ 233,433      $ 213,889
Total Assets Excluding Matched Book (c)         158,000        143,478       153,051      149,691        137,125
Common Stockholders' Equity                       7,047          7,081         6,690        6,246          5,986
Total Stockholders' Equity + Preferred
  Securities Subject to Mandatory Redemption      8,457          8,641         8,250        7,806          7,296
Total Capital (d)                                45,000         43,874        43,657       41,339         39,610
Book Value per Common Share (e)                   28.90          28.78         27.58        25.59          24.40

Other Data (#s)
Employees                                        11,925         11,326        10,512        9,343          9,026
Common Stock Outstanding                    247,321,056    236,395,332   240,223,072  243,416,862    240,300,436
Average Shares
   Basic                                    246,154,488    241,873,653   242,258,734  246,345,300    246,054,882   243,762,511
   Diluted (f)                              270,689,336    265,421,298   265,043,124  265,265,690    262,411,968   264,163,612

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a)   Return on common equity  calculated  using net income before  adjusting for special preferred dividends.

(b) Return on common equity calculated using net income after adjusting for special preferred dividends.

(c) Matched book is defined as the lower of securities purchased under agreements to resell or securities sold under agreements to repurchase.

(d) Total capital includes long-term debt, stockholders' equity and preferred securities subject to mandatory redemption.

(e) This calculation includes restricted stock units granted under the Lehman Stock Award Programs included in stockholders' equity.

(f) For the quarters ended November 30, August 31 and May 31, 2000, the assumed conversion of Series A and B Convertible Preferred Stock into 2,438,375, common shares had the effect of decreasing diluted earnings per share by $0.01. For the quarter ended February 29, 2000, the assumed conversion of Series A and B Convertible Preferred Stock into 2,438,604 common shares had the effect of decreasing diluted earnings per share by $0.01. For the year ended November 30, 2000, the assumed conversion of Series A and B Convertible Preferred Stock into 2,438,375 shares had the effect of decreasing diluted earnings per share by $0.03.